EXHIBIT 10.24

                      EMPLOYMENT AGREEMENT
                               OF
                        MICHAEL K. SPEAR


     AGREEMENT, dated as of March 6, 1995 by and between FRED'S, INC., a Tennessee corporation, with offices at 4300 New Getwell Road, Memphis, Tennessee 38118 ("Company") and MICHAEL K. SPEAR, currently residing at 3293 Piedmont Cove, Memphis, Tennessee 38115, ("Executive").

     In consideration of the mutual covenants and conditions herein set forth, the parties hereto and each of them agree as follows:

     1. Company hereby agrees to employ Executive to serve as its "Executive Vice President and Director of Merchandising, Advertising and Purchasing", for a term of three (3) years from and after the date hereof (the "Initial Term"). At the end of the Initial Term and at the end of each successive Additional Term (defined below), the term of this Agreement shall be automatically extended for an additional one year term ("Additional Terms"), unless either party shall have given to the other written notice of termination at least six (6) months prior to the end of the then current term (which termination shall become effective at the end of the then current term).

     2. Executive agrees to serve as Company's "Executive Vice President and Director of Merchandising, Advertising and Purchasing" during the term of this Agreement. As such, he shall have and agrees to assume primary responsibility (subject at all times to the control of the Chief Executive Officer of the Company) for matters assigned to him by the Chief Executive Officer. In the performance of such duties, Executive agrees to make available to Company all of his professional and managerial knowledge and skill and such portion of his time as may be required for the proper fulfillment of his duties. In addition, during the term of this Agreement, Executive shall continue to serve in the aforesaid capacity and in such other offices and capacities to which he may be appointed or elected by the Board of Directors of Company.

     3. As compensation for all of the services to be performed hereunder, Company agrees to pay and Executive agrees to accept an annual base salary of $165,000. The annual base salary of Executive during the term of this Agreement shall be reviewed annually and shall be subject to upward adjustment from the aforesaid level at the discretion of the Board of Directors of Company. Executive's compensation will be paid in conformity with Company's practice for payment of its executives' compensation, as such practice may be established or modified from time to time. Company will make available to Executive such benefits on the same terms as are or shall be granted or made available by Company to its other executive employees, to the extent that Executive shall become qualified or eligible for such employee benefits or any of them (except that Executive shall be entitled to 3 weeks of vacation per successive 12-month period under this Agreement, in accordance with the notice and scheduling provisions of Company policy). In addition, Executive shall (i) be paid a minimum bonus of $35,000 with respect to each of the first three twelve-month periods under this Agreement, and shall thereafter be considered for any bonus awards on the same basis as are other executives of Company, (ii) be granted qualified options for 40,000 shares of Company's Common Stock at fair market value therefor as of the date first written above pursuant to the Incentive Stock Option Agreement attached hereto as Exhibit A, and (iii) be conditionally awarded 20,000 shares of Company's Common Stock pursuant to the Restricted Stock Award Agreement attached hereto as Exhibit B. Company shall also assist Executive with the sale of his current residence in Bentonville, Arkansas and the expenses of moving his family to Memphis, Tennessee, in accordance with the Executive Moving Package attached hereto as Exhibit C.

     4. Company shall reimburse Executive, upon the submission of receipts or vouchers therefor, for all necessary expenses and disbursements reasonably incurred by him for the proper performance of his duties as Executive Vice President of Company. Executive, as a condition to such reimbursement, shall submit reports of such expenses and disbursements to the chief financial officer of Company (i) not later than one month from the date such expenses and disbursements are incurred and determinable,
(ii) in a form and with such detail as will constitute a proper record of tax deductible expenses, (iii) together with proper vouchers and receipts therefor.

     5. (a) This Agreement shall continue unless and until terminated, (i) with or without cause, by written notice of termination as provided in Section 1 above, (ii) by either party for cause, upon not less than ninety (90) days prior written notice to the other (except that such notice of termination may be (x) effective immediately in the case of termination by Company for acts of Executive involving moral turpitude or breach of duty of loyalty, or (y) effective in ten (10) days in the case of termination by Executive due to non-payment of Executive's salary or bonus by the Company), or (iii) as otherwise provided herein.

          (b) If, during any term of this Agreement, Executive shall become unable to perform his duties by reason of illness or incapacity, then Company, may, at its option, terminate this Agreement. In such event, the notice period shall be not less than the applicable elimination period in any employee disability plan of the Company in which Executive participates.

          (c) If, during any term of this Agreement, Company shall terminate this Agreement for any reason, or Executive shall terminate this Agreement, retire or die, whether at or prior to the end of the Initial or any Additional Term, then and in that event, the sole payments to which Executive, his heirs, legatees and legal representatives shall be entitled shall be payment to Executive of the compensation herein provided (i.e., base salary and minimum bonus) prorated to the date of such termination, and thereafter Company shall have no further obligations or liabilities hereunder, except as provided in subsection (d) below as to certain terminations hereunder.

          (d) In the event of any termination hereunder, whether by Company or by Executive, other than termination by Company for cause and other than pursuant to Section 1, Company shall continue, from and after the termination date for the greater of one (1) year or the remaining portion of the then current term hereof (the "Extension Period"), (i) to pay Executive at the same annual base rate of compensation (plus any minimum bonus referred to in Section 3 above) as Company was paying Executive prior to the date of termination, and (ii) to provide Executive and his family the same benefits provided to other executives and their families as fully as if he were still employed by the Company. Provided, however, if Executive or his family becomes ineligible to receive such benefits during the Extension Period, then Company shall provide for him and them the level of benefits obtainable by expending the same amount therefor as Company would have expended had Executive and his family continued to be eligible under the Company's employee plans. Provided, further, that such extended pay and benefits (i) shall not be paid or provided in the event Executive is terminated for cause, and (ii) shall be abated to the extent that Executive obtains alternate employment during the Extension Period (and Executive hereby covenants to use reasonable efforts to find and to accept such alternate employment with compensation and benefits comparable to those provided under this Agreement). "Cause", for purposes of this Agreement and as invoked by Company, shall be deemed to be
(i) conviction for a felony, (ii) refusal to perform the duties of his employment, (iii) misconduct or negligence in the performance of the duties of his employment, or (iv) violation of his duty of loyalty to Company. "Cause", for purposes of this Agreement and as invoked by Executive, shall be deemed to be failure of Company to pay the compensation required to be paid or to provide the benefits required to be provided by Company hereunder.

     6. For a period of one (1) year from and after any termination of this Agreement (other than by either party pursuant to Section 1 or by Executive for cause) (the "Non-compete Period"), Executive shall not, directly or indirectly, in any capacity, (i) engage in any activity in competition with Company, whether Executive is self-employed or employed by any person or entity (whether on a full-time or part-time basis or as a consultant or other independent contractor), in the discount retail sales or pharmacy businesses, through any retail outlet(s) located within 25 miles of any retail outlet(s) operated or franchised by Company (a "Prohibited Activity"), or (ii) own any interest in any entity which engages in any Prohibited Activity (unless such entity is an entity whose equity is publicly traded and such ownership is less than 5%).

     7. Except as instructed by the Chief Executive Officer or as necessary in the course of his employment hereunder, Executive covenants and agrees that he shall not at any time during the term of this Agreement or during the Non-compete Period, directly or indirectly, use, disseminate, disclose, publish or transfer any Confidential Information to any persons other than then current employees of the Company. As used herein, the term "Confidential Information" shall mean all customer and correspondence lists, reports, vendor lists, purchase or pricing information, sales or indexing information, employee names, marketing strategies and plans, store location and layout plans, planograms, trade secrets, know how, marketing or merchandising information, and statistical data, arising from or relating to the business of Company and received or developed by Executive during the term of his employment hereunder, whether in the form of oral communications, writings, discs, diskettes, charts, com-puter cards, memory or tapes, or embodied in any other form what-soever.

     8. This Agreement is personal in nature and is not assignable by Executive or by Company except that Company, its successors and assigns, including any other entity which succeeds to its business, whether by acquisition, reorganization, merger, consolidation or other similar event, shall be bound by the terms hereof and shall enjoy the benefits hereof.

     9. This Agreement contains the entire understanding of the parties and all prior or contemporaneous oral or written understandings of the parties with relation thereto are void and of no effect whatsoever. Except as herein provided, no amendment, change or modification of any of the terms hereinabove contained shall be binding unless set forth in writing signed by the party to be charged. Executive acknowledges and agrees that the breach of any covenant contained herein would cause Company irreparable damage, and that the remedy at law for such a breach would be inadequate, and that this Agreement may be specifically enforced. Remedies available hereunder or otherwise shall not be exclusive, but shall be cumulative. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but it shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement has been executed and shall be performed in the State of Tennessee, and shall be construed and interpreted in accordance with the laws thereof.
In the event it should become necessary for either party to initiate any suit or proceeding to enforce the terms of this Agreement, the party adjudged to be in breach shall pay all costs and expenses thereof, including reasonable attorneys' fees.

     10. All notices required hereunder shall be deemed to have been duly given only if contained in writing and mailed Certified Mail, Return Receipt Requested, to the parties at the respective addresses hereinabove set forth or to such other address as they may have designated.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   FRED'S, INC.
ATTEST:

/s/ Charles S. Vail                By: /s/ Michael J. Hayes
- ------------------------------        ---------------------------
Secretary                             MICHAEL J. HAYES, Chief
                                      Executive Officer and
                                      President

WITNESS:
                                   /s/ Michael K. Spear
/s/ Carolyn Tilman                 ------------------------------
- ------------------------------     MICHAEL K. SPEAR, Executive



                            Exhibit A
                INCENTIVE STOCK OPTION AGREEMENT
                  PURSUANT TO THE FRED'S, INC.
                   INCENTIVE STOCK OPTION PLAN


     FRED'S, INC., a Tennessee corporation (the "Company"), hereby grants to Mike K. Spear (the "Optionee") an option ("Option") to purchase a total of 40,000 shares of no par value Class A common stock of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the INCENTIVE STOCK OPTION PLAN (the "Plan") adopted by the Company which is incorporated herein by reference.
     1. Nature of the Option. This Option is intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
     2. Option Price. Except as otherwise provided in Section 8, the option price is $9.75 for each Share, which is the fair market value of the Shares on the date of grant set forth below ("Date of Grant"), as determined by the Plan Administrator.
     3. Exercise of Option. This Option shall be exercisable only in accordance with the provisions of the Plan, and only by written notice which shall:
          (a) state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);
          (b) contain such representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the Plan or this Agreement;
          (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;
          (d) be in writing and delivered in person or by certified mail to the Secretary of the Company; and
          (e) be accompanied by payment in full (including applicable withholding taxes, if any, as described in
     Section 8 of this Agreement). Payment of the purchase price shall be in cash, currency or by certified or bank cashier's check, or a combination thereof pursuant to the provisions of the Plan.
Unless the sale of Shares pursuant to this Option has been registered under the Securities Act of 1933 on Form S-8 or successor form, the certificate or certificates for Shares as to which the Option shall be exercised shall contain the following legend:
          "THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933 AND HAVE BEEN ACQUIRED FOR
          INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW
          TO THE DISTRIBUTION THEREOF, AND SUCH
          SECURITIES MAY NOT BE SOLD OR TRANSFERRED
          UNLESS SUCH SALE OR TRANSFER IS REGISTERED
          UNDER SUCH ACT OR THE COMPANY RECEIVES AN
          OPINION OF COUNSEL FOR THE HOLDER OF THESE
          SECURITIES SATISFACTORY TO THE COMPANY
          STATING THAT SUCH SALE OR TRANSFER IS EXEMPT
          FROM THE REGISTRATION REQUIREMENTS OF THE
          ACT, AND UNLESS SUCH SALE OR TRANSFER IS
          AUTHORIZED UNDER APPLICABLE STATE LAW."

     4. Extent of Exercise. This Option shall be exercisable in such amounts and at such times as are set forth below:
     This Option shall be exercisable to the extent of 25% of the Shares covered hereby on or after the Date of Grant; exercisable to the extent of an additional 25% of the Shares covered hereby on or after the first anniversary of the Date of Grant; exercisable to the extent of an additional 25% of the Shares covered hereby on or after the second anniversary of the Date of Grant; and exercisable to the extent of the remaining 25% of the Shares covered hereby on or after the third anniversary of the Date of Grant; provided, however, that the aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which this Option are exercisable for the first time by the Optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in section 425(f) of the Code )) shall not exceed $100,000.
     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise be appropriate.
     6. Nontransferability of Option. This Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the Optionee this Option is exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     7. Term of Option. Except as provided in this Section 7 and in Section 8 below, this Option may not be exercised more than five (5) years from the date of grant of this Option and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. In the event that an Optionee ceases to be an employee of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the Optionee shall have the right to exercise this Option during its term within a period of 30 days after such termination to the extent that this Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Plan Administrator. (As used herein, the term "Retirement" means retirement from active employment with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and the term "Retires" has the corresponding meaning. As used herein, the term "Disability" means a condition that, in the judgment of the Plan Administrator, has rendered an Optionee completely and presumably permanently unable to perform any and every duty of his or her regular occupation, and the term "Disabled" has the corresponding meaning). In the event that an Optionee Retires, dies or becomes Disabled prior to the expiration of this Option and without having fully exercised this Option, the Optionee or his or her Beneficiary (as defined below) shall have the right to exercise this Option during its term within a period of (i) one year after termination of employment due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after termination of employment due to Retirement or Disability or within 30 days after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Plan Administrator. (As used herein, the term "Beneficiary" means the person or persons designated in writing by the Optionee as his or her Beneficiary with respect to this Option; or, in the absence of an effective designation or if the designated person or persons predecease the Optionee, the Optionee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Optionee's rights in respect this Option). In order to be effective, the designation of a Beneficiary must be on file with the Plan Administrator before the Optionee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the Optionee's death.
     8. Ten Percent Shareholders. If the Optionee owns at the Date of Grant stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, then notwithstanding anything herein to the contrary, the option price shall be 110 percent of the fair market value (as determined by the Plan Administrator) of the stock subject to this Option at the Date of Grant and this Option shall not be exercisable after the expiration of five years from the Date of Grant.
     9. Withholding. Prior to the issuance of Shares under this Option, the Optionee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Plan Administrator, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Plan Administrator, and may not be made unless approved in advance by the Plan Administrator, in its discretion. The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement or the Plan.
     10. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.
     11. General Restrictions. This Option is subject to the requirement that if at any time the Company shall determine that
(i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the Optionee with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities, is necessary or desirable as a condition of the issuance or purchase of Shares hereunder, this Option shall not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting this Option shall not extend the time within which this Option may be exercised; and neither the Company nor its directors or officers nor the Plan Administrator shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares with respect to which this Option shall lapse or with respect to which the issuance or purchase of Shares shall not be effected, because of any such restriction.
     12. Rights of the Shareholder. The Optionee shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.
     13. Rights to Terminate Employment. Nothing in the Plan or in this Agreement shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.
     14. Adjustments. In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange or Shares or the like, the Board of Directors shall adjust proportionately the number of Shares subject to this Agreement, and the exercise price hereof, and may make such other changes in as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Optionee, provided that any fractional Shares resulting from such adjustments shall be eliminated.
     15. Effect on Other Plans. Participation in the Plan shall not affect the Optionee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.
     16. Optionee Acknowledgement. Optionee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final decisions or interpretations of the Plan Administrator upon any questions arising under the Plan.

DATE OF GRANT:  March 6, 1995


                              FRED'S, INC.

                              By: /s/ Michael J. Hayes
                                 -------------------------------
                              Its: President


     Agreed to and accepted this 6th day of March, 1995.


                              /s/ Mike K. Spear
                              ----------------------------------
                              Signature


                              /s/ Mike K. Spear
                              ----------------------------------
                              Print Name


SUMMARY OF TERMS


40,000 shares at $9.75 which expire March 6, 2000

Vesting as follows:           25% on date of grant
                              50% one year from date of grant
                              75% two years from date of grant
                              100% three years from date of grant



                            Exhibit B
                RESTRICTED STOCK AWARD AGREEMENT
                  PURSUANT TO THE FRED'S, INC.
                  1993 LONG-TERM INCENTIVE PLAN


     FRED'S, INC., a Tennessee corporation (the "Company"), hereby grants to MICHAEL K. SPEAR (the "Grantee") a conditional award (the "Award") of 20,000 shares of no par value common stock of the Company (the "Shares"), subject in all respects to the terms, definitions and provisions of this agreement (the "Agreement") and the 1993 LONG-TERM INCENTIVE PLAN (the "Plan") adopted by the Company which is incorporated herein by reference. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

     1. Restrictions and Forfeiture. The Shares shall be subject to the following restrictions (the "Restrictions"):

     (a) Except as otherwise permitted by paragraph 5 of this Agreement or the Plan, neither this Award nor the Shares issued hereunder may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered prior to redelivery of the Shares to the Grantee pursuant to paragraph 3(b) hereof.

     (b) The Shares shall be forfeited to the Company, and all rights of the Grantee to such Shares shall terminate without any payment, if the Grantee fails to remain continuously as an employee of the Company until the Restrictions lapse for any reason other than (i) the Grantee's death, or (ii) by reason of any other circumstances the Committee may, in its discretion, find acceptable.

     2. Restriction Period. The Restrictions on all of the Shares covered hereby shall lapse on the second anniversary of the date of grant set forth below (the "Date of Grant"); provided, however, in the event of Grantee's death, all remaining Restrictions applicable to the Shares shall be deemed to have lapsed on the day prior to such death.

     3. Deposit of Certificates. In order to enforce the Restrictions, the following procedures shall apply:

          (a) Each certificate issued in respect of the Shares subject to this Award shall be registered in the name of the Grantee and deposited by him, together with a stock power endorsed in blank, with the Company. Unless and until forfeited as provided herein, the Grantee shall be entitled to vote all Shares, receive all cash dividends with respect thereto and otherwise be treated as a shareholder with respect to such Shares. All other distributions with respect to the Shares, including, without limitation, Shares received as a result of a stock dividend, stock split, combination of shares or otherwise, shall be retained by the Company in escrow or, if delivered to the Grantee, the Grantee will deposit such distribution with the Company in escrow pursuant to this paragraph 3(a).

          (b) Certificates for Shares which are no longer forfeitable pursuant to paragraphs 1 and 2 shall be redelivered by the Company to the Grantee (or his legal representative, beneficiary or heir) promptly after the applicable Restrictions have lapsed; provided, however, that the Company shall be under no obligation to redeliver such Shares to the Grantee until the Grantee has paid or caused to be paid all taxes required to be withheld pursuant to paragraph 6 hereof and the Plan.

          (c) Each certificate issued in respect of the Shares subject to this Award shall bear the following legend until the Restrictions lapse:

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT PURSUANT TO THE FRED'S, INC. 1993 LONG-TERM INCENTIVE PLAN BETWEEN THE CORPORATION AND MICHAEL K. SPEAR, DATED MARCH 6, 1995, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION, AND THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

     4.   General Provisions.

          (a) The Grantee represents and warrants that if in the future he should decide to offer or dispose of any Shares or interest therein, he will be able to do so only in compliance with this Agreement, the Act and applicable state securities laws.

          (b) The Company may require the Grantee to make any other representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise be appropriate.

     5. Nontransferability of Award. This Award may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

     6.   Withholding.  (a)   Except as provided in paragraph
6(b) hereof, the Grantee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, prior to redelivery of the Shares under paragraph 3(b) hereof. The Grantee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved in advance by the Committee, in its discretion.

          (b)  If the Grantee makes the election provided under
Section 83(b) of the Code to be taxed currently on the value of the Shares notwithstanding the Restrictions, the Grantee shall promptly notify the Company of such election, and shall immediately remit to the Company in cash an amount sufficient to satisfy any federal, state or local withholding tax requirements.

          (c) The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement or the Plan.

     7. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

     8. Grantee Acknowledgement. Grantee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. Grantee hereby agrees to accept as binding, conclusive and final decisions or interpretations of the Committee upon any questions arising under the Plan.

DATE OF GRANT:  March 6, 1995

                              FRED'S, INC.

                              By: /s/ Michael J. Hayes
                                 --------------------------------
                              Its:  President


     Agreed to and accepted as of the 6th day of March, 1995.


                              /s/ Mike K. Spear
                              -----------------------------------
                              MIKE SPEAR




                            Exhibit C
                  Executive Relocation Package


1. Premises: The subject premises ("Premises") are the real estate described on the attached legal description and the improvements located thereon, and known as 1304 N.E. 10th Street, Bentonville, Arkansas 72712. Executive represents and warrants that there is no existing lien, mortgage or encumbrance on the Premises.

2. Objective: Enable Executive to realize from the sale of the Premises the full "Appraised Value."

3.   Appraised Value:  The "Appraised Value" is as follows:

          Name of Appraiser:  Cosby & Associates, Inc.
          Date of Appraisal:  June 6, 1994
          Appraised Value:  $297,500.00

4. Price Protection: Executive has listed the Premises for sale. If Executive obtains a contract for sale of the Premises for an amount which would net him more than the Appraised Value, Company shall have no further obligation under this package and Executive will be free to resell the Premises at such higher value. If Executive obtains a contract to purchase the Premises for an amount which would net him less than the Appraised Value, then the Company will have two alternatives: (i) Company may purchase the Premises from Executive for the Appraised Value, and will have the right to resell the Premises pursuant to the contract, and Executive will not be obligated to refund the negative difference to Company, or (ii) Company may lend Executive the Appraised Value, take a mortgage on the Premises, and seek a contract on the Premises at a higher purchase price, pursuant to which Executive shall sell the Premises. In the event Company makes such loan, Executive will cause to be executed all documents necessary to give Company a first mortgage lien on the Premises. Any such loan shall bear no interest and shall become due and payable upon the sale of the Premises.

5. Interim Funding: In the event Executive requires funds to purchase a residence or to purchase a lot and build a residence in Memphis prior to the sale of the Premises, Company will loan Executive the funds necessary to so purchase or build, up to the Appraised Value of the Premises. Such loan shall bear no interest and shall become due and payable upon the sale of the Premises. In the event Company makes such loan, Executive will cause to be executed all documents necessary to give Company a first mortgage lien on the Premises. Any such loan shall bear no interest and shall become due and payable upon the sale of the Premises. Alternatively and in addition, the Company may elect at any time after Executive first requests such funds, to purchase the Premises as set forth in the preceding paragraph.

6. Trusts: Executive and his wife will do all things necessary to facilitate any sale of the Premises or mortgaging of the subject Premises for the benefit of Company as contemplated hereinabove by the Revocable Living Trusts dated September 20, 1990 under the Declarations of Trust dated September 20, 1990 for the Benefit of Michael K. Spear and Susan J. Spear. Executive and his wife evidence their obligation so to do by their signatures hereinbelow.

7. Costs: Executive will bear no sales agent's commission cost, no cost of any closing of sale(s) of the Premises, nor the cost of any mortgaging of the Premises for the benefit of Company, if bearing such costs would cause Executive to realize less than the Appraised Value from the Premises. Rather, all such costs shall be borne by Company.


                                   /s/ Michael K. Spear, Co-
Trustee
                                   ------------------------------
                                   Michael K. Spear, Co-Trustee
                                   under the Declaration of Trust
                                   dated September 20, 1990 for
                                   the benefit of Michael K.
                                   Spear and Susan J. Spear


                                   /s/ Susan J. Spear, Co-Trustee
                                   ------------------------------
                                   Susan J. Spear, Co-Trustee
                                   under the Declaration of Trust
                                   dated September 20, 1990 for
                                   the benefit of Michael K.
                                   Spear and Susan J. Spear


                                   FRED'S, INC.


                                   /s/ Michael J. Hayes
                                   ------------------------------
                                   Michael J. Hayes
                                   Chief Executive Officer &
                                   President

Attest:


/s/ Charles S. Vail
- -----------------------------
Charles S. Vail, Secretary